Exhibit 16.1

November 19, 2024

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sir/Madam,

We have read the statements made by Sachem Capital Corp. included under Item 4.01(a) of its Current Report on Form 8-K dated November 19, 2024. We agree with the statements concerning our Firm contained therein.

Sincerely,

/s/ Hoberman & Lesser CPA’s, LLP